Exhibit dviii

AMENDMENT NO. 6

to the

COMBINED INVESTMENT ADVISORY AGREEMENT

Amendment, as of May 17, 2005, to the Combined Investment Advisory Agreement dated June 13, 2003 (the “Agreement”) among Munder Series Trust (“MST”), on behalf of each of its series, and Munder Series Trust II (“MST II”) (f/k/a The Munder Framlington Funds Trust), on behalf of each of its series, and Munder Capital Management (“Advisor”), a Delaware partnership.

WHEREAS, the Board desires to appoint the Advisor to serve as investment adviser to the newly-created Munder Small-Mid Cap Fund;

WHEREAS, the Board approved the following name changes: Munder Future Technology Fund to Munder Technology Fund, Munder MidCap Select Fund to Munder Mid-Cap Core Growth Fund, Munder Multi-Season Growth Fund to Munder Large-Cap Core Growth Fund and Munder NetNet Fund to Munder Internet Fund; and

WHEREAS, the parties each desire to amend the Agreement to reflect such events.

NOW THEREFORE, in consideration of the promises and covenants contained herein, the Advisor, MST and MST II agree to amend the Agreement as follows:

1. Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A dated as of May 17, 2005.

2. Schedules B1 and B2 to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B1 and B2 dated as of May 17, 2005.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.

MUNDER SERIES TRUST
MUNDER SERIES TRUST II		MUNDER CAPITAL MANAGEMENT

By:	/s/ Stephen J. Shenkenberg	By:	/s/ Peter K. Hoglund
	Stephen J. Shenkenberg		Peter K. Hoglund
	Vice President and Secretary		Chief Administrative Officer

SCHEDULE A

May 17, 2005

Munder Series Trust

Liquidity Money Market Fund

Munder Balanced Fund

Munder Bond Fund

Munder Cash Investment Fund

Munder Future Technology Fund (Munder Technology Fund eff. July 17, 2005)

Munder Institutional Money Market Fund

Munder Internet Fund

Munder Intermediate Bond Fund

Munder International Bond Fund

Munder International Equity Fund

Munder Large-Cap Core Growth Fund

Munder Large-Cap Value Fund

Munder Michigan Tax-Free Bond Fund

Munder Micro-Cap Equity Fund

Munder Mid-Cap Core Growth Fund

Munder Power Plus Fund

Munder Real Estate Equity Investment Fund

Munder Small-Cap Value Fund

Munder Small-Mid Cap Fund

Munder Tax-Free Bond Fund

Munder Tax-Free Money Market Fund

Munder Tax-Free Short & Intermediate Bond Fund

Munder U.S. Government Income Fund

Munder Series Trust II

Munder Healthcare Fund

SCHEDULE B1

As of May 17, 2005

Annual Fees (as a Percentage of Average Daily Net Assets)
Munder Technology Fund (Munder Technology Fund eff. July 17, 2005)	1.00% of the first $300,000,000 of average daily net assets; 0.90% of average daily net assets from $300,000,001 to $1 billion; and 0.80% of average daily net assets in excess of $1 billion

Munder Healthcare Fund	1.00% of average daily net assets up to $250 million; plus 0.75% of average daily net assets of $250 million or more

Munder Internet Fund	1.00% of the first $1 billion of average daily net assets; and 0.90% of average daily net assets in excess of $1 billion

Munder Micro-Cap Equity Fund	1.00%

Munder Power Plus Fund	0.75%

SCHEDULE B2

As of May 17, 2005

Annual Fees (as a Percentage of Average Daily Net Assets)
Liquidity Money Market Fund	0.35%

Munder Balanced Fund	0.65%

Munder Bond Fund	0.50% of the first $1 billion of average daily net assets; and 0.45% of average daily net assets in excess of $1 billion

Munder Cash Investment Fund	0.35%

Munder Institutional Money Market Fund	0.20%

Munder Intermediate Bond Fund	0.50% of the first $1 billion of average daily net assets; and 0.45% of average daily net assets in excess of $1 billion

Munder International Bond Fund	0.50%

Munder International Equity Fund	0.75%

Munder Large-Cap Core Growth Fund	0.75% of the first $1 billion of average daily net assets; 0.725% of average daily net assets from $1 billion to $2 billion; and 0.70% of average daily net assets in excess of $2 billion

Munder Large-Cap Value Fund	0.75% of the first $100 million of average daily net assets; and 0.70% of average daily net assets in excess of $100 million

Munder Michigan Tax-Free Bond Fund	0.50%

Munder Mid-Cap Core Growth Fund	0.75%

Munder Real Estate Equity Investment Fund	0.74%

Munder Small-Cap Value Fund	0.75%

Munder Small-Mid Cap Fund	0.75%

Munder Tax-Free Bond Fund	0.50% of the first $1 billion of average daily net assets; and 0.45% of average daily net assets in excess of $1 billion

Munder Tax-Free Money Market Fund	0.35%

Munder Tax-Free Short & Intermediate Bond Fund	0.50% of the first $200 million of average daily net assets; and 0.40% of average daily net assets in excess of $200 million

Munder U.S. Government Income Fund	0.50% of the first $1 billion of average daily net assets; and 0.45% of average daily net assets in excess of $1 billion